UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014 (February 2, 2014)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2. FINANCIAL INFORMATION.
Item 2.01.      Completion of Acquisition or Disposition of Assets.
On February 2, 2014, Forward Air Corporation (the “Company”) completed its planned acquisition of each of Central States Trucking Co. and Central States Logistics, Inc. (collectively, “CST”) from Central States Inc. (“Seller”) pursuant to the Stock Purchase Agreement by and among the Company, CST, Seller and the stockholders of Seller (the “Purchase Agreement”). Under the terms of the Purchase Agreement, the Company purchased all of the outstanding shares of capital stock of CST from Seller for an aggregate purchase price of $95,600,000. The transaction was funded by the Company’s cash reserves. CST provides industry leading container and intermodal drayage services primarily within the Midwest region of the United States. CST also provides linehaul service within the airport-to-airport space as well as dedicated contract and Container Freight Station warehouse services.
The Purchase Agreement contains customary representations, warranties and covenants with respect to CST and Seller, on the one hand, and the Company, on the other hand. The Purchase Agreement also includes certain indemnification obligations and post-closing covenants under which Seller and the stockholders of Seller have agreed not to solicit for employment any employee or former employee of CST, compete, directly or indirectly, with CST, or divulge any confidential information pertaining to CST for the period beginning February 2, 2014 and ending on December 31, 2018.
The foregoing is a summary description of certain terms of the Purchase Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached as Exhibit 2.1 to this Current Report on Form 8-K.
The Purchase Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures: (i) exchanged between the parties in connection with the execution of the Purchase Agreement and (ii) contained in the disclosure schedules to the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Purchase Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
SECTION 8. OTHER EVENTS.
Item 8.01. Other Events.
A press release announcing the completion of the acquisition was issued by the Company on February 6, 2014, a copy of which is included as Exhibit 99.1 hereto and hereby incorporated by reference.
SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished as part of this Current Report.

No.	Exhibit
2.1
Stock Purchase Agreement dated January 23, 2014 by and among Forward Air Corporation, Central States Trucking Co., Central States Logistics, Inc., Central States Inc. and the Stockholders of Central States Inc.*

99.1	Press Release of Forward Air Corporation dated February 6, 2014.

*The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: February 6, 2014	By:	/s/ Matthew J. Jewell
Matthew J. Jewell
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

No.	Exhibit
2.1
Stock Purchase Agreement dated January 23, 2014 by and among Forward Air Corporation, Central States Trucking Co., Central States Logistics, Inc., Central States Inc. and the Stockholders of Central States Inc.*

99.1	Press Release of Forward Air Corporation dated February 6, 2014.